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                      AMES DEPARTMENT STORES, INC.              Exhibit 20
                       NOVEMBER  RESULTS VS. PLAN               Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                                    Fiscal 1997 Year-to-Date
                                                    ------------------------
                                                       Actual     Plan (a)
                                                     ---------    ---------
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents                       $46.1        $46.1

Cash Flow from Operations:
   Net Income                                            14.7          7.2
   Non-Cash Income Tax Provision                          7.6          3.7
   Other                                                  7.1          5.8
                                                     ---------    ---------
Cash Provided by Operations                              29.4         16.7

Changes in Working Capital:
   FIFO Inventory Increase                             (175.0)      (164.5)
   Trade Payables Increase                              104.8         97.2
   All Other                                            (30.8)       (46.8)
                                                     ---------    ---------
Net Changes in Working Capital                         (101.0)      (114.1)

Capital Expenditures                                    (29.3)       (31.8)

Other:
   Short-Term Borrowings (Payments)- Revolver, net      114.0        140.0
   Capital Lease Payments                                (2.4)        (2.2)
   Long-Term Debt Payments                              (11.2)       (11.2)
   Store Closing and Other                              (16.4)        (5.8)
                                                     ---------    ---------
Total Other                                              84.0        120.8
                                                     ---------    ---------

Decrease in Cash & Cash Equivalents                     (16.9)        (8.4)
                                                     ---------    ---------

Ending Cash & Cash Equivalents                          $29.2        $37.7
                                                     =========    =========

(a) As reported on Form 8-K dated August 7, 1997


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